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                                                                    EXHIBIT 23.3





                   CONSENT OF SIMAT HELLIESEN & EICHNER, INC.




                  We hereby consent to the use of our report dated September 30, 1997 included herein and to the reference to our firm under the headings "Business Appraisal of Lease Portfolio" and "Experts" in the Prospectus included herein.


October 6, 1997



                                        SIMAT HELLIESEN & EICHNER, INC.

                                        By: /s/ CLIVE MEDLAND
                                           ---------------------------
                                           Clive Medland
                                           Vice President